                                                                   EXHIBIT 21.01


                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY AND NAME UNDER WHICH
SUBSIDIARY DOES BUSINESS                                  JURISDICTION OF INCORPORATION
----------                                                -----------------------------
Versant Object Technology GmbH (Europe)                   Germany
Versant Object Technology SARL                            France
Versant Object Technology Ltd                             United Kingdom
Versant Object Technology Pty. Ltd                        Australia